CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 25, 2016, relating to the financial statements and financial highlights, which appear in the May 31, 2016 Annual Report to Shareholders of Columbia Seligman Communications and Information Fund (one of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 29, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 21, 2016, relating to the financial statements and financial highlights, which appear in the July 31, 2016 Annual Report to Shareholders of Columbia Strategic Municipal Income Fund (one of the funds constituting Columbia Funds Series Trust II), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 29, 2017

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